Exhibit 10.1

Amendment to

Supply Agreement

by and between

Memry Corporation

and

Medtronic, Inc.

This Amendment (“Amendment”) to the Supply Agreement, dated as of June 13th, 2003 between Memry Corporation, a Delaware corporation (“Memry”) and Medtronic, Inc., a Minnesota corporation (“Customer”), is made effective as of June 13th, 2006.

Recitals

A. Customer develops, manufactures and sells certain medical products on a worldwide basis.

B. Memry has been supplying Customer with components for certain of such products.

C. Memry and Customer are party to the Agreement, the term of which would, by its terms and provisions and but for this Amendment, expire on June 13th, 2006.

D. Memry and Customer desire to amend the Agreement as set forth in this Amendment to July 31st.

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants contained in the Agreement as amended hereby, the parties hereto hereby agree as follows:

Section 1. Amendment of Agreement. Effective as of the date hereof, the Agreement is hereby amended by extending the conclusion of the initial term thereof from June13th, 2006 to July 31st, 2006.

Section 2. Continuation of Agreement. Except as specifically amended by this Amendment, the Agreement remains in full force and effect and binding upon the parties.

Section 3. Miscellaneous. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Minnesota (without reference to principles of conflicts of laws). If any provision of this Amendment is determined to be unenforceable or prohibited by applicable law, such provision shall be ineffective only to the extent of such unenforceability or prohibition, without invalidating the remaining provision of this Amendment, as long as the general intent of the Amendment remains capable of being effected. This Amendment may be signed in counterparts. Delivery of an executed version hereof by facsimile shall constitute legal execution and delivery.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

MEMRY CORPORATION		MEDTRONIC, INC.

By:	/s/ Robert Belcher	By:	/s/ Daniel S. Fleischer
Name:	Robert Belcher	Name:	Daniel S. Fleischer
Title:	CEO	Title:	Director, Supply Mgmt.

Date: 6/14/06		Date: 6/14/06